UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ______________________________
                                    FORM 8-K

                                 CURRENT REPORT
       Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of
                                      1934

                         ______________________________
               Date of Report (Date of earliest event reported):
                                January 10, 2010

                              eMax Worldwide, Inc.
                                      Utah

                 (State or other jurisdiction of incorporation)

                                   33-20394-D

                            (Commission File Number)

                                   26-3773533

                       (IRS Employer Identification No.)

                         1512 South 1100 East, Suite B
                           Salt Lake City, Utah 84105
                    (Address of principal executive offices)


              Registrant's telephone number, including area code:
                                 (850) 638-3920

                               eMax Holdings Corp
                             358 South 700 St B149
                           Salt Lake City, Utah 84102

         (Former name or former address, if changed since last report.)






ITEM 5.01. ITEM OF RESTRUCTURING COMPANY CAPITAL STOCK .

Previously the company had announced the filing of The Articles of Correction for their Corporation to which has been filed with the State of Utah Department of Commerce Division of Corporations and Commercial Code . The corretion to the Articles of Corporation is to reverse the companies previous action which was also filed with the State of Utah Department of Commerce Division of Corporations and Commercial Code on April 6, 2009 to reverse their common stock 1000:1. On January 6, 2010 , the company has voted by the majorioty control of the Board of Directors and the controlling shareholders to reverse this decision and on January 7, 2010 the company has filed with the State of Utah Department of Commerce Division of Corporations and Commercial Code the Articles of Correction to their Corporation.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMAX WORLDWIDE INC.

January 10, 2011

By: /s/

Name:Roxanna Weber

Title: President and CEO